Exhibit 10.3
TRICO MARINE SERVICES, INC.
2004 STOCK INCENTIVE PLAN
STOCK APPRECIATION RIGHTS AGREEMENT
     THIS STOCK APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is made as of                                         , 20,___, between Trico Marine Services, Inc., a Delaware corporation (the “Company”), and                                          (the “Participant”) pursuant to the terms and conditions of the Trico Marine Services, Inc. 2004 Stock Incentive Plan (the “Plan”). A copy of the Plan is being furnished to the Participant concurrently with the execution of this Agreement and shall be deemed a part of this Agreement as if fully set forth herein. By execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Unless the context otherwise requires, all capitalized terms defined in the Plan shall have the same meaning when used herein.
     To carry out the purposes of the Plan and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and the Participant hereby agree as follows:
     1. Grant of Stock Appreciation Rights. The Company hereby grants to the Participant, effective as of                                          (the “Date of Grant”), in accordance with the terms and conditions set forth herein and in the Plan, Stock Appreciation Rights with respect to all or any part of an aggregate of                                          shares of Common Stock (the “Award”). Each Stock Appreciation Right shall provide to the Participant the right to receive a cash payment in an amount equal to the excess of (i) the Fair Market Value of one share of Common Stock on the date the Stock Appreciation Right is exercised over (ii) $                                        , which has been determined to be not less than the Fair Market Value of one share of Common Stock on the Date of Grant (the “Appreciation Amount”).
     2. Exercise of Stock Appreciation Rights. Subject to the earlier expiration of the Award as herein provided, the Award may be exercised by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant hereof, but, except as otherwise provided below, the Award shall not be exercised for more than a percentage of the aggregate number of Stock Appreciation Rights under this Award determined by the number of full years from the Date of Grant hereof to the date of such exercise, in accordance with the following schedule:

Percentage of
Stock Appreciation Rights
Number of Full Years	That May Be Exercised
Less than 1 year	0%
1 year	33-1/3%
2 years	66-2/3%
3 years	100%
     This Award may be exercised only while the Participant remains an employee of the Company and will terminate and cease to be exercisable upon Participant’s termination of employment with the Company, except that:
     (a) If the Participant’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code), this Award may be exercised by the Participant (or the Participant’s estate or the person who acquires this Award by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) at any time during the period of one year following such termination, but only as to the number of Stock Appreciation Rights the Participant was entitled to exercise hereunder as of the date Participant’s employment so terminates.
     (b) If the Participant dies while in the employ of the Company, the Participant’s estate, or the person who acquires this Award by will or the laws of descent and distribution or otherwise by reason of the death of the Participant, may exercise this Award any time during the period of one year following the date of Participant’s death, but only as to the number of Stock Appreciation Rights the Participant was entitled to exercise hereunder as of the date of the Participant’s death.
     (c) If the Participant’s employment with the Company terminates for any reason other than as described in (a) or (b) above, this Award may be exercised by the Participant at any time during the period of three months following such termination, or by the Participant’s estate (or the person who acquires this Award by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) during a period of one year following the Participant’s death if the Participant dies during such three month period, but in each case only as to the number of Stock Appreciation Rights the Participant was entitled to exercise hereunder as of the date the Participant’s employment so terminates.
     This Award shall not be exercisable in any event after the expiration of [___] years from the Date of Grant hereof. The Participant’s written notice of exercise of this Award shall indicate the election to exercise, the number of Stock Appreciation Rights being exercised and the effective date of the exercise, which date may not be prior to the date of such notice. Upon Participant’s notice of exercise of Stock Appreciation Rights under this Award, the Company shall compute the aggregate Appreciation Amount with respect to the Stock Appreciation Rights being exercised which amount shall be payable, subject to Paragraph 3 hereof, to the Participant in a single lump sum payment. Notwithstanding anything to the contrary herein, if the Participant is then an officer, director or affiliate of the Company who is subject to section 16 of the 1934 Act, this Award may not be exercised prior to the expiration of six months from the date of grant hereof (except in the event of the death or disability of the Participant prior to the expiration of such six-month period); thereafter, any exercise of this Award may be made only during a period beginning on the third business day and ending on the twelfth business day following the date of release by the Company for publication of quarterly and annual summary statements of sales and earnings.
     3. Withholding of Tax. To the extent that the exercise of this Award results in compensation income to the Participant for federal or state income tax purposes, the Participant shall deliver to the Company at the time of such exercise such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Participant fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Participant any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Award, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash payable to the Participant upon such exercise.
     4. Employment Relationship. This Agreement shall not be construed to confer upon the Participant any right with respect to the continuation of employment with the Company. For purposes of this Agreement, the Participant shall be considered to be in the employment of the Company as long as the Participant remains an employee of the Company, an Affiliate, or a corporation or a parent or subsidiary of such corporation assuming or substituting a new award for this Award. Without limiting the scope of the preceding sentence, it is expressly provided that the Participant shall be considered to have terminated employment with the Company at the time of the termination of the “Affiliate” status under the Plan of the entity or other organization that employs the Participant or to which the Participant otherwise provides services. Any question as to whether and when there has been a termination of such employment relationship, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
     5. Nature of Interest. Neither this Agreement nor the Award confer on the Participant any right to Common Stock of Company or any other entity or other right to an equity interest in the Company or any other entity, but the rights of the Participant hereunder are contractual rights to receive consideration in the event of proper exercise of the Award. Further, the Company, the Committee and the members of the Board do not guarantee the Award from loss or depreciation.
     6. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Participant.
     8. Entire Agreement. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Award granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Participant and an authorized officer of the Company.
     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles thereof.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and the Participant has executed this Agreement, all as of the day and year first above written.

TRICO MARINE SERVICES, INC.
By:
Name:
Title:

PARTICIPANT

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